                                                                     EXHIBIT 4.3

                                 TRUST AGREEMENT

                                     BETWEEN

                         WHOLESALE AUTO RECEIVABLES LLC
                                    DEPOSITOR

                                       AND

                       HSBC BANK USA, NATIONAL ASSOCIATION
                                  OWNER TRUSTEE

                         DATED AS OF ____________, 20___

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE ....................     1
   SECTION 1.1  Definitions .............................................     1

ARTICLE II ORGANIZATION .................................................     1
   SECTION 2.1  Name ....................................................     1
   SECTION 2.2  Office ..................................................     1
   SECTION 2.3  Purposes and Powers .....................................     1
   SECTION 2.4  Appointment of Owner Trustee ............................     2
   SECTION 2.5  Initial Capital Contribution of Owner Trust Estate ......     2
   SECTION 2.6  Declaration of Trust ....................................     2
   SECTION 2.7  Liability of the Certificateholder ......................     3
   SECTION 2.8  Title to Trust Property .................................     3
   SECTION 2.9  Situs of Trust ..........................................     3
   SECTION 2.10 Representations and Warranties of the Depositor .........     3
   SECTION 2.11 Tax Treatment ...........................................     4

ARTICLE III THE CERTIFICATE .............................................     4
   SECTION 3.1  [Intentionally Omitted] .................................     4
   SECTION 3.2  Form of the Certificate .................................     4
   SECTION 3.3  Execution, Authentication and Delivery ..................     5
   SECTION 3.4  Registration; Registration of Transfer and Exchange
                   of the Certificate ...................................     5
   SECTION 3.5  Mutilated, Destroyed, Lost or Stolen Certificate ........     7
   SECTION 3.6  Persons Deemed Certificateholder ........................     8
   SECTION 3.7  Access to List of Certificateholder's Name and Address ..     8
   SECTION 3.8  Maintenance of Corporate Trust Office ...................     8
   SECTION 3.9  Appointment of Paying Agent .............................     8
   SECTION 3.10 Certificate Issued to Depositor .........................     9
   SECTION 3.11 Depositor as Certificateholder ..........................     9

ARTICLE IV ACTIONS BY OWNER TRUSTEE .....................................     9
   SECTION 4.1  Prior Notice to Certificateholder with Respect to
                   Certain Matters ......................................     9
   SECTION 4.2  Action by Certificateholder with Respect to Certain
                   Matters ..............................................    10
   SECTION 4.3  Action by Certificateholder with Respect to Bankruptcy ..    10
   SECTION 4.4  Restrictions on Certificateholder's Power ...............    10
   SECTION 4.5  Majority Control ........................................    10

ARTICLE V APPLICATION OF TRUST FUNDS; CERTAIN DUTIES ....................    11
   SECTION 5.1  Establishment of Certificate Distribution Account .......    11
   SECTION 5.2  Application of Trust Funds ..............................    11
   SECTION 5.3  Method of Payment .......................................    12

   SECTION 5.4  Accounting and Reports to the Certificateholder, the
                   Internal Revenue Service and Others ..................    13
   SECTION 5.5  Signature on Returns; Tax Matters Partner ...............    13

ARTICLE VI THE OWNER TRUSTEE ............................................    13
   SECTION 6.1  Duties of Owner Trustee .................................    13
   SECTION 6.2  Rights of Owner Trustee .................................    14
   SECTION 6.3  Acceptance of Trusts and Duties .........................    14
   SECTION 6.4  Action upon Instruction by the Certificateholder ........    16
   SECTION 6.5  Furnishing of Documents .................................    17
   SECTION 6.6  Representations and Warranties of Owner Trustee .........    17
   SECTION 6.7  Reliance; Advice of Counsel .............................    18
   SECTION 6.8  Owner Trustee May Own Certificate and Notes .............    18
   SECTION 6.9  Compensation and Indemnity ..............................    18
   SECTION 6.10 Replacement of Owner Trustee ............................    19
   SECTION 6.11 Merger or Consolidation of Owner Trustee ................    20
   SECTION 6.12 Appointment of Co-Trustee or Separate Trustee ...........    20
   SECTION 6.13 Eligibility Requirements for Owner Trustee ..............    21

ARTICLE VII TERMINATION OF TRUST AGREEMENT ..............................    21
   SECTION 7.1  Termination of Trust Agreement ..........................    21

ARTICLE VIII AMENDMENTS .................................................    23
   SECTION 8.1  Amendments Without Consent of Securityholders ...........    23
   SECTION 8.2  Amendments With Consent of the Certificateholder and
                   Noteholders ..........................................    24
   SECTION 8.3  [Reserved] ..............................................    24
   SECTION 8.4  Form of Amendments ......................................    25

ARTICLE IX MISCELLANEOUS ................................................    25
   SECTION 9.1  No Legal Title to Owner Trust Estate ....................    25
   SECTION 9.2  Limitations on Rights of Others .........................    25
   SECTION 9.3  Derivative Actions ......................................    25
   SECTION 9.4  Notices .................................................    25
   SECTION 9.5  Severability of Provisions ..............................    26
   SECTION 9.6  Counterparts ............................................    26
   SECTION 9.7  Successors and Assigns ..................................    26
   SECTION 9.8  No Petition Covenants ...................................    26
   SECTION 9.9  No Recourse .............................................    26
   SECTION 9.10 Headings ................................................    27
   SECTION 9.11 Governing Law ...........................................    27
   SECTION 9.12 [Reserved] ..............................................    27
   SECTION 9.13 Indemnification by and Reimbursement of the Servicer ....    27

ARTICLE X COMPLIANCE WITH REGULATION AB .................................    28
   SECTION 10.1 Intent of the Parties; Reasonableness ...................    28
   SECTION 10.2 Information to be Provided by the Owner Trustee .........    28

                                    EXHIBITS

Exhibit A   Form of Certificate of Trust
Exhibit B   Form of Certificate
Exhibit C   Form of Undertaking Letter

     THIS TRUST AGREEMENT, dated as of _____________, 20__, between WHOLESALE AUTO RECEIVABLES LLC, a Delaware limited liability company, as Depositor, and HSBC BANK USA, NATIONAL ASSOCIATION, as Owner Trustee.

     In consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1 Definitions. Certain capitalized terms used in this Agreement shall have the respective meanings assigned to them in Part I of Appendix A to the Trust Sale and Servicing Agreement of even date herewith, among the Depositor, the Servicer and the Trust (the "Trust Sale and Servicing Agreement"). All references herein to "the Agreement" or "this Agreement" are to the Trust Agreement as it may be amended and supplemented from time to time, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix shall be applicable to this Agreement.

                                   ARTICLE II
                                  ORGANIZATION

     SECTION 2.1 Name. The Trust created hereby shall be known as "SWIFT Master Auto Receivables Trust" in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

     SECTION 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificate Owners and the Depositor.

     SECTION 2.3 Purposes and Powers

     (a) The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

          (i) to acquire, manage and hold the Receivables and Other Assets to be transferred to the Trust from time to time pursuant to the Trust Sale and Servicing Agreement;

          (ii) to issue and sell the Notes pursuant to the Indenture and the related Indenture Supplement or pursuant to another indenture, note purchase agreement or similar agreement and the Certificate pursuant to this Agreement, and to sell, transfer or exchange the Notes and the Certificate;

          (iii) to acquire property and assets from the Depositor pursuant to the Trust Sale and Servicing Agreement, to make payments or distributions on the Securities, to make withdrawals from the accounts established pursuant to the Basic Documents and to pay the organizational, start-up and transactional expenses of the Trust;

          (iv) to establish, acquire, hold and terminate liquidity, credit and other enhancement arrangements, including any Series Enhancement Agreement existing from time to time, and perform its obligations thereunder;

          (v) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the terms of the Indenture and to hold, manage and distribute to the Certificateholder pursuant to the terms of this Agreement, the Trust Sale and Servicing Agreement, the Indenture Supplements and any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          (vi) to enter into and perform its obligations and exercise its rights under the Basic Documents to which it is to be a party;

          (vii) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (viii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Securityholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

     SECTION 2.4 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust to have all the rights, powers and duties set forth herein.

     SECTION 2.5 Initial Capital Contribution of Owner Trust Estate. The Depositor sold, assigned, transferred, conveyed and set over to the Owner Trustee, as of ________, 20__, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of such date, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     SECTION 2.6 Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions and obligations set forth herein, in the Trust Sale and Servicing Agreement and in the Indenture for the use and benefit of the Certificateholder, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute, that this Agreement constitute the governing instrument of such statutory trust and that the Certificate represent the equity interests therein. The rights of the Certificateholder shall be determined as set forth herein and in the Statutory Trust Statute and the relationship between the parties created by this Agreement shall not constitute indebtedness. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth in this Agreement, the

Trust Sale and Servicing Agreement, the Indenture and the Statutory Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee has filed the certificate required under Section 3810 et seq. of the Statutory Trust Statute in connection with the formation of the Trust as a statutory trust under the Statutory Trust Statute.

     SECTION 2.7 Liability of the Certificateholder. The Certificateholder and holders of beneficial interests in the Certificate shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     SECTION 2.8 Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION 2.9 Situs of Trust. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Trust only in Delaware or New York, payments and distributions shall be made by the Trust only from Delaware or New York. The only office of the Trust shall be the Corporate Trust Office in Delaware.

     SECTION 2.10 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

     (a) The Depositor has been duly organized and is validly existing as an entity in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables contemplated to be transferred to the Trust pursuant to the Trust Sale and Servicing Agreement.

     (b) The Depositor is duly qualified to do business and, where necessary is in good standing (or is exempt from such requirement), and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party.

     (c) The Depositor has the power and authority to execute and deliver this Agreement, to carry out its terms and to consummate the transactions contemplated herein; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Depositor by all necessary corporate action.

     (d) The execution of this Agreement and the consummation of the transactions contemplated herein by the Depositor and the fulfillment of the terms of this Agreement by the Depositor shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of formation or the limited liability company agreement of the Depositor, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any Governmental Authority having jurisdiction over the Depositor or any of its properties.

     SECTION 2.11 Tax Treatment. The Depositor and the Owner Trustee, by entering into this Agreement, and the Certificateholder, by acquiring the Certificate, (i) express their intention that the Certificate will qualify as an equity interest in either (A) if the Trust is beneficially-owned solely by a single Person, a division of such single Person, disregarded as a separate entity for federal income tax purposes, or (B) a partnership for applicable income tax purposes and (ii) unless otherwise required by the appropriate taxing authorities, agree to treat the Certificate as an equity interest in an entity as described in clause (i) of this Section 2.11 for the purposes of federal income taxes, state and local income and franchise taxes, Michigan single business tax, and any other taxes imposed upon, measured by, or based upon gross or net income. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such characterization of the Trust for such tax purposes. As long as the Depositor is the sole owner of the Certificate, the Depositor and Owner Trustee agree that Section 5.5 of this Agreement will not be applicable.

                                   ARTICLE III
                                 THE CERTIFICATE

     SECTION 3.1 [Intentionally Omitted]

     SECTION 3.2 Form of the Certificate

     (a) The Certificate shall represent the entire beneficial interest in the Trust. The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee. Provided the Certificate bears the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, the Certificate shall be a duly issued, fully paid and non-assessable beneficial interest in the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificate or did not hold such offices at the date of authentication and delivery of the Certificate.

     (b) The Definitive Certificates, if and when issued in accordance with the terms applicable to the relevant class of Certificates, shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

     (c) The Certificate shall be issued in fully-registered form and will be substantially in the form set forth in Exhibit B. The terms of the Certificate as set forth in Exhibit B shall form part of this Agreement.

     SECTION 3.3 Execution, Authentication and Delivery

     (a) On the Initial Closing Date, concurrently with the initial sale, transfer and assignment of Receivables to the Trust pursuant to the Trust Sale and Servicing Agreement, the Owner Trustee shall cause a Certificate representing the entire beneficial interest in the Trust to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor.

     (b) The Certificate shall neither entitle its holder to any benefit under this Agreement, nor be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Owner Trustee or the Owner Trustee's authenticating agent, by manual signature. Such authentication shall constitute conclusive evidence that the Certificate shall have been duly authenticated and delivered hereunder. The Certificate shall be dated the date of its authentication. [Authenticating Agent] is hereby appointed as the Owner Trustee's authenticating agent.

     SECTION 3.4 Registration; Registration of Transfer and Exchange of the Certificate

     (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of the Certificate and of transfers and exchanges of the Certificate as provided herein. [Certificate Registrar] shall be the initial Certificate Registrar. Upon any resignation of a Certificate Registrar, the Owner Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar.

     (b) Upon surrender for registration of transfer of the Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause [Authenticating Agent], as its authenticating agent to authenticate and deliver), in the name of the designated transferee, the new Certificate dated the date of authentication by the Owner Trustee or any authenticating agent.

     (c) At the option of a Holder, the Certificate may be exchanged for another Certificate of a like aggregate percentage interest upon surrender of the Certificate to be exchanged at the Corporate Trust Office maintained pursuant to
Section 3.8. Whenever any Certificate is so surrendered for exchange, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause [Authenticating Agent], as its authenticating agent to authenticate and deliver) one Certificate dated the date of authentication by the Owner Trustee or any authenticating agent. Such Certificate shall be delivered to the Holder making the exchange.

     (d) If presented or surrendered for registration of transfer or exchange, the Certificate shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing and such other documents and instruments as may be required by this Section 3.4. If surrendered for registration of transfer or exchange, the Certificate shall be canceled and subsequently destroyed by the Owner Trustee or Certificate Registrar in accordance with its customary practice. The Owner Trustee shall certify to the Depositor that the surrendered Certificate has been duly canceled and retained or destroyed, as the case may be.

     (e) No service charge shall be made for any registration of transfer or exchange of the Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.

     (f) The Certificate (or interests therein) may not be acquired by or for the account of a Benefit Plan. By accepting and holding a Certificate (or interest therein), the Holder thereof and any related Certificate Owner shall each be deemed to have represented and warranted that it is not, nor is it acquiring the Certificate for the account of, (i) a Benefit Plan or (ii) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code (including, without limitation, foreign or governmental plans) if such acquisition would result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to ERISA or Section 4975 of the Code. If requested to do so by the Depositor pursuant to Section 3.4(b), the Certificateholder shall execute and deliver to the Owner Trustee an Undertaking Letter in the form set forth on Exhibit C to this Trust Agreement.

     (g) The Certificate will not be registered under the Securities Act or the securities or blue sky laws of any other jurisdiction. Consequently, the Certificate is not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein. No sale, pledge or other transfer of the Certificate (or interest therein) may be made by any Person unless either (i) such sale, pledge or other transfer is made to the Depositor, (ii) so long as the Certificate is eligible for resale pursuant to Rule 144A under the Securities Act, such sale, pledge or other transfer is made to a person whom the transferor reasonably believes after due inquiry is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act (a "Qualified Institutional Buyer") acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Qualified Institutional Buyers) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act, or (iii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Owner Trustee shall require that both the prospective transferor and the prospective transferee certify to the Owner Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Owner Trustee and the Depositor, and (B) the Owner Trustee shall require a written opinion of counsel (which will not be at the expense of the Depositor or the Owner Trustee) satisfactory to the Depositor and the Owner Trustee to the effect that such transfer will not violate the Securities Act. Neither the Depositor nor the Owner Trustee shall be obligated to register the Certificate under the Securities Act, qualify the Certificate under the securities laws of any state or provide registration rights to any purchaser or holder thereof.

     (h) No sale, pledge or other transfer of the Certificate (or interest therein) may be made by any Person unless the Certificateholder provides to the Owner Trustee, the Indenture Trustee and the Depositor an opinion of independent counsel reasonably acceptable to the Depositor that such action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, and such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholder. In addition, the Certificate may not be subdivided upon transfer or exchange and any attempted transfer (or subdivision) of a Certificate in contravention of this restriction shall be void ab initio and the purported transferor shall continue to be treated as the owner of the Certificate for all purposes.

     (i) Each Certificate shall bear a legend to the effect set forth in subsections (f), (g) and (h) above.

     (j) The Depositor shall be responsible for determining compliance with the restrictions set forth in this Section 3.4.

     SECTION 3.5 Mutilated, Destroyed, Lost or Stolen Certificate

     (a) If (i) a mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of a Certificate and (ii) there is delivered to the Certificate Registrar, the Owner Trustee and the Trust such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a protected purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall authenticate and deliver (or shall cause [Authenticating Agent], as its authenticating agent, to authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate in a like aggregate percentage interest; provided, however, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven days shall be payable, then instead of issuing a replacement Certificate the Owner Trustee may make distributions on such destroyed, lost or stolen Certificate when so due or payable.

     (b) If, after the delivery of a replacement Certificate or distribution in respect of a destroyed, lost or stolen Certificate pursuant to subsection 3.5(a), a protected purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment or distribution such original Certificate, the Owner Trustee shall be entitled to recover such replacement Certificate (and any distributions or payments made with respect thereto) from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Owner Trustee in connection therewith.

     (c) In connection with the issuance of any replacement Certificate under this Section 3.5, the Owner Trustee may require the payment by the Holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith.

     (d) Any duplicate Certificate issued pursuant to this Section 3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional beneficial interest in the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any Certificate duly issued hereunder.

     (e) The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Certificate.

     SECTION 3.6 Persons Deemed Certificateholder. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name a Certificate shall be registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be affected by any notice to the contrary.

     SECTION 3.7 Access to List of Certificateholder's Name and Address. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer or the Depositor in writing, a list, in such form as the Servicer or the Depositor may reasonably require, of the name and address of the Certificateholder as of the most recent Record Date. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Servicer, the Depositor or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 3.8 Maintenance of Corporate Trust Office. The Owner Trustee shall maintain in the City of New York an office or offices or agency or agencies where the Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificate and the Basic Documents may be served. The Owner Trustee initially designates the offices of HSBC Bank USA, National Association, at 2 Hanson Place, 14th Floor, Brooklyn, New York, 11217, as its principal office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholder of any change in the location of the Certificate Register or any such office or agency.

     SECTION 3.9 Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholder from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee and the Servicer; provided that no such reports shall be required so long as the Depositor is the sole Certificateholder. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Owner Trustee. If the Owner Trustee shall no longer be the Paying Agent, the Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee, and the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for distribution to the Certificateholder in trust for the benefit of the Certificateholder entitled thereto until such sums shall be paid to such Certificateholder. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 6.3, 6.6, 6.7 and 6.9 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION 3.10 Certificate Issued to Depositor. On and after the Initial Closing Date, the Depositor initially shall retain beneficial and record ownership of a Certificate representing 100% of the beneficial interest in the Trust until the Depositor transfers such Certificate in accordance with the Basic Documents.

     SECTION 3.11 Depositor as Certificateholder. The Depositor in its individual or any other capacity may become the owner or pledgee of the Certificate and may otherwise deal with the Owner Trustee or its Affiliates as if it were not the Depositor.

                                   ARTICLE IV
                            ACTIONS BY OWNER TRUSTEE

     SECTION 4.1 Prior Notice to Certificateholder with Respect to Certain Matters. The Owner Trustee shall not take action with respect to the following matters, unless (i) the Owner Trustee shall have notified the Certificateholder in writing of the proposed action at least 30 days (or such lesser period as to which the Certificateholder shall consent) before the taking of such action, and
(ii) the Certificateholder shall not have notified the Owner Trustee in writing prior to the end of such period that such Certificateholder have withheld consent or provided alternative direction:

     (a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on a Receivable or an action by the Indenture Trustee pursuant to the Indenture) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Receivable or an action by the Indenture Trustee pursuant to the Indenture);

     (b) the election by the Trust to file an amendment to the Certificate of Trust, a conformed copy of which is attached hereto as Exhibit A, unless such amendment is required to be filed under the Statutory Trust Statute;

     (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

     (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholder taken as a whole;

     (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholder taken as a whole; or

     (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

     SECTION 4.2 Action by Certificateholder with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Certificateholder, to (a) remove the Administrator under the Administration Agreement pursuant to Section 10 thereof, (b) appoint a successor Administrator pursuant to Section 10 of the Administration Agreement, (c) remove the Servicer under the Trust Sale and Servicing Agreement pursuant to Section 8.2 thereof or
(d) except as expressly provided in the Basic Documents, sell the Receivables transferred to the Trust pursuant to the Trust Sale and Servicing Agreement or any interest therein after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon the affirmative vote of, or a written consent signed by, the holders of a majority of the Voting Interests upon at least 30 days (or such shorter period as shall be consented to by the Certificateholder) prior notice thereof.

     SECTION 4.3 Action by Certificateholder with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary case under the Bankruptcy Code or any successor provision relating to the Trust without the prior approval of the Certificateholder (including the Depositor) and the delivery to the Owner Trustee by such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent. By its acceptance of the Certificate issued to it on any Closing Date, the Depositor agrees that it, at any time that it is the holder thereof, shall not approve or be deemed to have approved the commencement of any such voluntary case relating to the Trust for purposes of this Section 4.3 unless such commencement is approved by the affirmative vote of all of the members of the Depositor's board of directors.

     SECTION 4.4 Restrictions on Certificateholder's Power. The Certificateholder shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

     SECTION 4.5 Majority Control. Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Certificateholders under this

Agreement shall be effective if such action is taken or such consent is given or withheld by the Holders of Certificates evidencing not less than a majority of the Voting Interests thereof. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Voting Interests at the time of the delivery of such notice.

                                    ARTICLE V
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

     SECTION 5.1 Establishment of Certificate Distribution Account

     (a) The Servicer, for the benefit of the Certificateholder, shall establish and maintain in the name of the Owner Trustee an Eligible Deposit Account known as the SWIFT Master Auto Receivables Trust Certificate Distribution Account (the "Certificate Distribution Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholder. The Certificate Distribution Account shall initially be established with Owner Trustee.

     (b) The Owner Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof (except Investment Proceeds therefrom as set forth in the Indenture and the Indenture Supplements) for the benefit of the Certificateholder. Except as otherwise provided herein or in the Indenture and Indenture Supplements, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholder. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Servicer on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

     (c) All amounts held in the Certificate Distribution Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, at the written direction of the Servicer in Eligible Investments (in the name of the Owner Trustee or its nominee). Such written direction shall constitute certification by the Servicer (or such other Person) that any such investment is authorized by this Section 5.1. In the absence of such direction all amounts in the Certificate Distribution Account shall be invested in Federated Prime Obligations Fund Number 396, provided that such fund is an Eligible Investment.

     SECTION 5.2 Application of Trust Funds

     (a) On each Business Day, based upon the information contained in the Servicer's Accounting for such Business Day, the Owner Trustee (or the Paying Agent on its behalf) shall distribute to the Certificateholder, the amounts deposited in the Certificate Distribution Account that are allocable and available on such Business Day with respect to such Certificate.

     (b) On each Business Day, the Owner Trustee (or the Paying Agent on its behalf) shall include with each distribution to the Certificateholder the statement provided to the Owner

Trustee (or the Paying Agent on its behalf) by the Servicer for such Certificate in respect of such Business Day setting forth, among other things, the amount of the payments allocable to the Certificate after giving effect to such distribution, and the Monthly Servicing Fee with respect to the Distribution Date or the related Collection Period, as applicable, each since the last statement so provided to such Certificateholder; provided that no such statement shall be required to be sent by the Owner Trustee so long as the Depositor is the sole Certificateholder.

          (i) The "Monthly Servicing Fee" means for the Certificateholder, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (a) 1% (or such lesser percentage as may be specified by the Servicer in an Officer's Certificate delivered to the Owner Trustee stating, that in the reasonable belief of the Servicer, such change in percentage will not result in an Adverse Effect) (such percentage, the "Servicing Fee Rate"), and (b) the Certificate Amount as of the close of business on the last day of the immediately preceding Collection Period; provided, however, that with respect to the first Distribution Date, the Monthly Servicing Fee will equal the product of (a) [__]/360 of the Servicing Fee Rate and (b) the Certificate Amount as of the Initial Cut-Off Date.

     (c) If any withholding tax is imposed on the Trust's distribution (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.2; provided that the Owner Trustee (or the Paying Agent on its behalf) shall not have an obligation to withhold any such amount so long as the Depositor is the sole Certificateholder. The Owner Trustee (or the Paying Agent on its behalf) is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholder sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee (or the Paying Agent on its behalf) may in its sole discretion withhold such amounts in accordance with this subsection 5.2(c). If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

     (d) If the Indenture Trustee holds escheated funds for payment to the Trust pursuant to Section 3.3(e) of the Indenture, the Owner Trustee shall, upon notice from the Indenture Trustee that such funds exist, submit on behalf of the Trust an Issuing Entity Order to the Indenture Trustee pursuant to Section 3.3(e) of the Indenture instructing the Indenture Trustee to pay such funds to or at the order of the Depositor.

     SECTION 5.3 Method of Payment. Subject to Section 7.1(c), distributions required to be made to the Certificateholder on any Business Day shall be made to the Certificateholder of record on the related Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such

Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Record Date, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

     SECTION 5.4 Accounting and Reports to the Certificateholder, the Internal Revenue Service and Others. The Administrator shall maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information as may be required to enable each Certificateholder to prepare its federal income tax return, file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization in accordance with Section 2.11 for applicable income tax purposes, cause such tax returns to be signed in the manner required by law and collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to the Certificateholder. Unless otherwise permitted or required by any applicable law or regulation, the Administrator shall allocate amounts of taxable income of the Trust for a particular Collection Period to the Certificateholder according to the interest owned by it as of the Record Date for the related Distribution Date.

     SECTION 5.5 Signature on Returns; Tax Matters Partner. Subject to Section 2.11, the Administrator shall sign on behalf of the Trust any and all tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Depositor. The Depositor shall be the "tax matters partner" of the Trust pursuant to the Code.

                                   ARTICLE VI
                                THE OWNER TRUSTEE

     SECTION 6.1 Duties of Owner Trustee

     (a) The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and the other Basic Documents, including the administration of the Trust in the interest of the Certificateholder, subject to the Basic Documents and in accordance with the provisions of this Agreement. No implied covenants or obligations shall be read into this Agreement.

     (b) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any other Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

     (c) In the absence of bad faith on its part, the Owner Trustee may conclusively rely upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

     (d) The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this subsection 6.1(d) shall not limit the effect of subsection 6.1(a) or (b);

          (ii) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.1, 4.2 or 6.4; and

          (iv) in no event shall the Owner Trustee be liable for any damages in the name of special, indirect or consequential damages, however styled, including lost profits.

     (e) Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Trust Sale and Servicing Agreement and the Indenture and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     (f) The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii) would, to the actual knowledge of a Responsible Officer of the Owner Trustee, result in the Trust's becoming taxable as a corporation for federal income tax purposes.

     (g) The Certificateholder shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.1.

     SECTION 6.2 Rights of Owner Trustee. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

     SECTION 6.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article VI, in accepting the trusts hereby created, HSBC Bank USA, National Association acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of the other Basic Documents and this Agreement. The Owner Trustee shall not be liable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.6 and expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) the Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable held by the Trust, or the perfection and priority of any security interest created by any such Receivable in any Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the distributions and payments to be made to Certificateholder under this Agreement or to Noteholders under the Indenture, including: the existence and contents of any such Receivable on any computer or other record thereof; the validity of the assignment of any such Receivable to the Trust or of any intervening assignment; the completeness of any such Receivable; the performance or enforcement of any such Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee;

     (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Certificateholder;

     (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or the payments with respect to the Certificate;

     (e) the Owner Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Notes, the Certificate (other than the certificate of authentication on the Certificate), the other Basic Documents, or of any Receivables held by the Trust or any related documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

     (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee, the Depositor or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Pooling and Servicing Agreement or the Trust Sale and Servicing Agreement; and

     (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Certificateholder, unless such Certificateholder has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

     SECTION 6.4 Action upon Instruction by the Certificateholder

     (a) Subject to Section 4.4, the Certificateholder may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholder pursuant to Section 4.5.

     (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or the other Basic Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholder requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement or the other Basic Documents, and as it shall deem to be in the best interests of the Certificateholder and the Owner Trustee shall have no liability to any Person for any such action or inaction.

     (d) Notwithstanding any Person's right to instruct the Owner Trustee, except as set forth in Section 10.2, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under any Basic Document.

     SECTION 6.5 Furnishing of Documents. The Owner Trustee shall furnish (a) to the Certificateholder, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to the Noteholders and the Certificateholder, promptly upon receipt of a written request therefor, copies of the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement, the Administration Agreement, the Custodian Agreement, the Indenture and this Agreement.

     SECTION 6.6 Representations and Warranties of Owner Trustee. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholder, that:

     (a) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

     (b) It has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. The eligibility requirements set forth in Section 6.13 are satisfied with respect to it.

     (c) The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Owner Trustee or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Owner Trustee's performance or ability to perform its duties as Owner Trustee under this Agreement or on the transactions contemplated in this Agreement.

     (d) The execution, delivery and performance by the Owner Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed.

     (e) This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     SECTION 6.7 Reliance; Advice of Counsel

     (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Owner Trustee with reasonable care; and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

     SECTION 6.8 Owner Trustee May Own Certificate and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Certificate or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in transactions in the same manner as it would have if it were not the Owner Trustee.

     SECTION 6.9 Compensation and Indemnity. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify the Owner Trustee and its successors, assigns, agents and servants in accordance with the provisions of Section 7.1 of the Trust Sale and Servicing Agreement. The indemnities contained in this Section 6.9 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this Article VI shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

     SECTION 6.10 Replacement of Owner Trustee

     (a) The Owner Trustee may at any time give notice of its intent to resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator; provided that no such resignation shall become effective, and the Owner Trustee shall not resign, prior to the time set forth in Section 6.10(c). The Administrator may appoint a successor Owner Trustee by delivering written instrument, in duplicate, to the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice, the resigning Owner Trustee giving such notice may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Administrator shall remove the Owner Trustee if:

          (i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the Administrator;

          (ii) the Owner Trustee shall be adjudged bankrupt or insolvent;

          (iii) a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

          (iv) the Owner Trustee shall otherwise be incapable of acting.

     (b) If the Owner Trustee resigns or is removed or if a vacancy exists in the office of Owner Trustee for any reason the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee) and shall pay all fees owed to the outgoing Owner Trustee.

     (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 6.10 shall not become effective, and no such resignation shall be deemed to have occurred, until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Administrator, and all fees and expenses due to the outgoing Owner Trustee are paid. Any successor Owner Trustee appointed pursuant to this Section 6.10 shall be eligible to act in such capacity in accordance with Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     (d) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement. The Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     (e) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 6.10, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholder, the Indenture Trustee, the Noteholders and the Rating Agencies.

     SECTION 6.11 Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 6.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     SECTION 6.12 Appointment of Co-Trustee or Separate Trustee

     (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate or any of the Dealers may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 6.12, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.10.

     (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

     (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 6.13 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the Investment Company Act. The Owner Trustee shall at all times: (a) be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; (b) be authorized to exercise corporate trust powers; (c) have an aggregate capital, surplus and undivided profits of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (d) have (or have a parent which has) a long-term unsecured debt rating of at least BBB- by Standard & Poor's, at least Baa3 by Moody's and at least BBB- by Fitch, if rated by Fitch. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.13, the aggregate capital, surplus and undivided profits of such corporation shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 6.13, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

                                   ARTICLE VII
                         TERMINATION OF TRUST AGREEMENT

     SECTION 7.1 Termination of Trust Agreement

     (a) The Trust shall terminate in accordance with Section 3808 of the Statutory Trust Statute on the date (the "Trust Termination Date") on which the first of the following occurs: (i) if the Depositor so elects, the day following the Distribution Date on which all amounts required to be paid to the Securityholders pursuant to the Basic Documents have been paid (or deposited in the related Distribution Account) and (ii) the Specified Trust Termination Date. This

Agreement and the obligations of the parties hereunder (other than Section 6.9 hereof and as otherwise expressly provided herein) shall terminate and be of no further force or effect (x) if the Trust Termination Date is determined pursuant to clause (i) above, on the Trust Termination Date and (y) if the Trust Termination Date is determined pursuant to clause (ii) above on the date following the Distribution Date on which the final payments to be made to the Securityholders pursuant to the Basic Documents have been paid (or deposited in the appropriate Distribution Accounts).

     (b) The bankruptcy, liquidation, dissolution, death or incapacity of the Certificateholder shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of all or any part of the Trust or the Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto. Except as provided in Section 7.1(a), neither the Depositor nor the Certificateholder shall be entitled to revoke or terminate the Trust or this Agreement.

     (c) Notice of any termination of the Trust specifying the Distribution Date upon which the Certificateholder shall surrender its Certificate to the Paying Agent for distribution of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Certificateholder mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.4 of the Trust Sale and Servicing Agreement, stating: (i) the Distribution Date upon or with respect to which the final distribution in respect of the Certificate shall be made upon presentation and surrender of the Certificate at the office of the Paying Agent therein designated; (ii) the amount of any such final distributions; and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificate at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Certificate, the Paying Agent shall cause to be distributed to the Certificateholder amounts distributable on such Distribution Date pursuant to Section 5.2. The Depositor shall have the beneficial interest in any assets remaining in the Trust following final payment of the Certificate.

     (d) If the Certificateholder shall not surrender its Certificate for cancellation within six months after the date specified in the written notice specified in subsection 7.1(c), the Owner Trustee shall give a second written notice to the Certificateholder to surrender its Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Certificateholder concerning surrender of its Certificate and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the Depositor and distributed by the Owner Trustee to the Depositor and the Owner Trustee shall have no further liability to the Certificateholder with respect thereto.

     (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of
Section 3810 of the Statutory Trust Statute.

                                  ARTICLE VIII
                                   AMENDMENTS

     SECTION 8.1 Amendments Without Consent of Securityholders. This Agreement may be amended by the Depositor and the Owner Trustee without the consent of any of the Securityholders (but with prior notice to the Rating Agencies) to:

          (i) cure any ambiguity,

          (ii) correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement,

          (iii) add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any Securityholders (provided that if any such addition shall affect any series or class of Securityholders differently than any other series or class of Securityholders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any series or class of Securityholders),

          (iv) add to the covenants, restrictions or obligations of the Depositor or the Owner Trustee for the benefit of the Securityholders,

          (v) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Owner Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to
     Article VI,

          (vi) restrict transfers of Certificate (or interests therein) or as otherwise required to prevent the Trust from being treated as a "publicly traded partnership" under Section 7704 of the Code,

          (vii) to add provisions to or delete or modify the existing provisions of this Agreement as appropriate to allow the Trust to issue foreign currency-denominated Notes,

          (viii) to add provisions to or delete or modify the existing provisions of this Agreement as appropriate to allow the Trust to acquire and issue securities backed by Other Assets, subject to satisfaction of the Rating Agency Condition with respect thereto, or

          (ix) add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Securityholders.

     SECTION 8.2 Amendments With Consent of the Certificateholder and Noteholders. This Agreement may be amended from time to time by the Depositor and the Owner Trustee with the consent of Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of business on the preceding Distribution Date (unless, as evidenced by an Opinion of Counsel, such amendment shall not materially and adversely affect the interests of the Noteholders), and the consent of the Certificateholder (unless, as evidenced by an Opinion of Counsel, such amendment shall not materially and adversely affect the interests of the the Certificateholder) (which consent, whether given pursuant to this Section 8.2 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future Holders of such Notes, such Certificate and of any Notes or Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes or Certificate for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that no such amendment shall

     (i) change the due date of any instalment of principal of or interest on any Security, or reduce the principal amount thereof, the interest rate applicable thereto, or the Redemption Price with respect thereto, change any place of payment where, or the coin or currency in which, any Security or any distribution thereon is payable, or impair the right to institute suit as provided in Article V of the Indenture for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date) (it being understood that the issuance of any Notes after the Initial Closing Date as contemplated by the Trust Sale and Servicing Agreement and the Indenture and the specification of the terms and provisions thereof pursuant to an Indenture Supplement (with respect to any Notes) shall not be deemed to have such effect for purposes hereof), without the consent of the holders of all of the affected Securities,

     (b) adversely effect the rating of any series or class of Securities without the consent of the Holders of two-thirds of the Outstanding Amount of such series of Notes or the Voting Interests with respect to the Certificate, as appropriate or

     (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all of the Notes and all of the Voting Interests with respect to the Certificate then outstanding. Prior to the execution of any such amendment, supplement or consent, the Owner Trustee shall furnish written notification of the substance of such amendment, supplement or consent to the Rating Agencies.

     SECTION 8.3 [Reserved].

     SECTION 8.4 Form of Amendments

     (a) Promptly after the execution of any amendment, supplement or consent pursuant to Section 8.1 or 8.2, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

     (b) It shall not be necessary for the consent of Securityholders or the Indenture Trustee pursuant to Section 8.2 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Securityholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     (c) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     (d) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.1 No Legal Title to Owner Trust Estate. The Certificateholder shall not have legal title to any part of the Owner Trust Estate. The Certificateholder shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and VII. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholder to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 9.2 Limitations on Rights of Others. Except for Section 2.7,
Section 7.1(c) and Section 9.13, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholder, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 9.3 Derivative Actions. Any provision contained herein to the contrary notwithstanding, the right of the Certificateholder to bring a derivative action in the right of the Trust is hereby made expressly subject to such Certificateholder meeting all requirements set forth in the Statutory Trust Statute.

     SECTION 9.4 Notices

     (a) All demands, notices and communications upon or to the Depositor, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee or the Rating Agencies under this Agreement shall be delivered as specified in Appendix B to the Trust Sale and Servicing Agreement.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 9.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificate or the rights of the Holders thereof.

     SECTION 9.6 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.7 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

     SECTION 9.8 No Petition Covenants. The Owner Trustee by entering this Trust Agreement, and each Certificateholder by accepting a Certificate (or interest therein) issued hereunder, hereby covenants and agrees that it shall not (nor shall it join with or solicit another person to), prior to the day that is one year and one day after the termination of the Trust and with respect to the Depositor, of each other such trust formed by the Depositor, acquiesce, petition or otherwise invoke or cause the Depositor or the Trust to invoke in any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

     SECTION 9.9 No Recourse. Each Certificateholder, by accepting a Certificate (or interest therein) shall agree that such Person's Certificate (or interest therein) represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificate or the other Basic Documents. Except as expressly provided in the Basic Documents, neither the Depositor, the Servicer nor the Owner Trustee in their respective individual capacities, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the distribution of any amount with respect to, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Certificate or this Agreement, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee solely as the Owner Trustee in the assets of the Trust. Each Certificateholder by the acceptance of a Certificate (or beneficial interest therein) shall agree that, except as expressly provided in the Basic Documents, in the case of nonpayment of any amounts with respect to the Certificate, it shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Certificateholder is prohibited by, or declared illegal or otherwise unenforceable against any such Certificateholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Certificateholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Trust ("other assets"), each Certificateholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted ("entitled Persons"), including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a "subordination agreement" within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

     SECTION 9.10 Headings. The headings herein are for purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

     SECTION 9.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 9.12 [Reserved].

     SECTION 9.13 Indemnification by and Reimbursement of the Servicer. The Owner Trustee acknowledges and agrees to reimburse (i) the Servicer and its directors, officers, employees and agents in accordance with Section 7.3(b) of the Trust Sale and Servicing Agreement and (ii) the Depositor and its directors, officers, employees and agents in accordance with Section 3.4 of the Trust Sale and Servicing Agreement. The Owner Trustee further acknowledges and accepts the conditions and limitations with respect to the Servicer's obligation to indemnify, defend and hold the Owner Trustee harmless as set forth in Section 7.1(a) of the Trust Sale and Servicing Agreement.

                                    ARTICLE X
                          COMPLIANCE WITH REGULATION AB

     SECTION 10.1 Intent of the Parties; Reasonableness. The Depositor and the Owner Trustee acknowledge and agree that the purpose of this Article X is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Depositor's compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Owner Trustee agrees to cooperate in good faith with the Depositor and shall deliver (and cause each of its Reporting Subcontractors, if any, to deliver) to the Depositor any information reasonably requested by the Depositor regarding the Owner Trustee which is required in order to enable the Depositor to comply with the provisions of Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB or any of its other Exchange Act reporting obligations as it relates to the Owner Trustee or to the Owner Trustee's obligations under this Agreement (including with respect to any of its successors or predecessors; provided, however, that this parenthetical shall apply only to the successors or predecessors of the Owner Trustee contemplated by Section 6.11 hereof). The obligations of the Owner Trustee to provide such information shall survive the removal or termination of the Owner Trustee hereunder.

     SECTION 10.2 Information to be Provided by the Owner Trustee. The Owner Trustee shall as promptly as practicable following notice to or discovery by the Owner Trustee of any information required to be disclosed and not previously disclosed, and updates of information required to be disclosed, provide to the Depositor, in writing, updated information necessary for compliance with Item 1117 of Regulation AB. The Owner Trustee shall, as promptly as practicable following notice to or discovery by the Owner Trustee, provide to the Depositor, in writing, any information required to be disclosed and not previously disclosed, and updates of information required to be disclosed, necessary for compliance with Items 1109(a), 1109(b) and 1119 of Regulation AB.

                                     *****

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Owner Trustee


                                        By:
                                            ------------------------------------
                                        Name: [                                ]
                                               --------------------------------
                                        Title: [                               ]
                                                -------------------------------


                                        WHOLESALE AUTO RECEIVABLES LLC,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name: [                                ]
                                               --------------------------------
                                        Title: [                               ]
                                                -------------------------------

                                                                       EXHIBIT A

                             CERTIFICATE OF TRUST OF
                       SWIFT MASTER AUTO RECEIVABLES TRUST

     THIS Certificate of Trust of SWIFT Master Auto Receivables Trust (the "Trust"), dated as of _________, 20__, is being duly executed and filed by HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.
Section 3801 et seq.).

          1. Name. The name of the statutory trust formed hereby is SWIFT Master Auto Receivables Trust.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is HSBC Bank USA, National Association, 1201 Market Street, Suite 1001, Wilmington, DE 19801.

          3. This Certificate of Trust shall be effective on [_________, 20__].

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                        HSBC Bank USA, National Association, not in its individual capacity but solely as Owner Trustee under a Trust Agreement dated as of [__________, 20__].


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT B

                              [FORM OF CERTIFICATE]

No. R-________                                                    _____________%

                       SEE REVERSE FOR CERTAIN DEFINITIONS

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OF AMERICA OR ANY FOREIGN SECURITIES LAWS.

          NO SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE (OR INTEREST HEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE BY THE ISSUING ENTITY TO THE DEPOSITOR, (ii) SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (iii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE OWNER TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE OWNER TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE AND THE DEPOSITOR, AND (B) THE OWNER TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE DEPOSITOR OR THE OWNER TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE OWNER TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.

          THIS CERTIFICATE (OR AN INTEREST HEREIN) MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA
     (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE, OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN IN SUCH ENTITY. THIS CERTIFICATE (OR AN INTEREST HEREIN) ALSO MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF AN EMPLOYEE BENEFIT PLAN OR PLAN THAT IS NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (INCLUDING, WITHOUT LIMITATION, FOREIGN OR GOVERNMENTAL PLANS) IF SUCH ACQUISITION WOULD
     RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER, OR A VIOLATION OF,
     ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE. EACH HOLDER OF THIS CERTIFICATE, BY ACCEPTING THIS
     CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT SUBJECT TO THE FOREGOING LIMITATIONS, AND, IF REQUESTED TO DO SO BY THE DEPOSITOR, SUCH PERSON SHALL EXECUTE AND DELIVER TO THE OWNER TRUSTEE AN UNDERTAKING LETTER TO SUCH EFFECT IN THE FORM SPECIFIED IN THE TRUST AGREEMENT.

          NO SALE, PLEDGE OR OTHER TRANSFER OF THE CERTIFICATE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS THE CERTIFICATEHOLDER PROVIDES TO THE OWNER TRUSTEE, THE INDENTURE TRUSTEE AND THE DEPOSITOR AN OPINION OF INDEPENDENT COUNSEL REASONABLY ACCEPTABLE TO THE DEPOSITOR THAT SUCH ACTION WILL NOT CAUSE THE TRUST TO BE TREATED AS AN ASSOCIATION (OR PUBLICLY TRADED PARTNERSHIP) TAXABLE AS A CORPORATION FOR FEDERAL INCOME TAX PURPOSES, AND SUCH TRANSFEREE OR ASSIGNEE AGREES TO TAKE POSITIONS FOR TAX PURPOSES CONSISTENT WITH THE TAX POSITIONS AGREED TO BE TAKEN BY THE CERTIFICATEHOLDER. IN ADDITION, THE CERTIFICATE MAY NOT BE SUBDIVIDED UPON TRANSFER OR EXCHANGE AND ANY ATTEMPTED TRANSFER (OR SUBDIVISION) OF A CERTIFICATE IN CONTRAVENTION OF THIS RESTRICTION SHALL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR SHALL CONTINUE TO BE TREATED AS THE OWNER OF THE CERTIFICATE FOR ALL PURPOSES.

          THE CERTIFICATEHOLDER, BY ITS ACCEPTANCE OF THIS CERTIFICATE (OR INTEREST HEREIN), COVENANTS AND AGREES THAT SUCH CERTIFICATEHOLDER SHALL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE TRUST AGREEMENT AND WITH RESPECT TO THE DEPOSITOR, OF EACH OTHER SUCH TRUST FORMED BY THE DEPOSITOR, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR TO INVOKE THE PROCESS OF ANY COURT OR

     GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING-UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR.

                       SWIFT MASTER AUTO RECEIVABLES TRUST

                                   CERTIFICATE

     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of wholesale auto receivables generated from time to time in a portfolio of revolving financing arrangements with dealers to finance automobile and other vehicle inventories and collections thereon and certain other property.

     (This Certificate does not represent an interest in or obligation of Wholesale Auto Receivables LLC, GMAC LLC, General Motors Corporation, the Owner Trustee or any of their respective affiliates, except to the extent described in the Basic Documents.)

     THIS CERTIFIES THAT __________ is the registered owner of a nonassessable, fully-paid, fractional undivided interest in SWIFT Master Auto Receivables Trust (the "Trust") formed by Wholesale Auto Receivables LLC, a Delaware limited liability company (the "Depositor").

     The Trust was created pursuant to a Trust Agreement, dated as of _______, 20__ (as amended and supplemented from time to time, the "Trust Agreement"), between the Depositor and HSBC Bank USA, National Association, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, the terms of which are incorporated herein by reference and made a part hereof, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

     The Holder of this Certificate acknowledges and agrees that its rights to receive payments in respect of this Certificate are subordinated to the rights of the Noteholders as and to the extent described in the Trust Sale and Servicing Agreement, the Indenture and the Indenture Supplements.

     The Certificateholder by accepting this Certificate (or interest therein) issued hereunder, hereby covenants and agrees that it shall not (nor shall it join with or solicit another person to), prior to the day that is one year and one day after the termination of the Trust and with respect to the Depositor of each other such trust formed by the Depositor, acquiesce, petition or otherwise invoke or cause the Depositor or the Trust to invoke in any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

     Distributions on this Certificate shall be made as provided in the Trust Agreement without the presentation or surrender of this Certificate or the making of any notation hereon, to the Certificateholder of record on the immediately preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Record Date, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Owner Trustee in the Borough of Manhattan, the City of New York.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement, the Trust Sale and Servicing Agreement or the Indenture or be valid for any purpose.

     THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

Dated: ______, 20__

                                        SWIFT MASTER AUTO RECEIVABLES TRUST

                                        By: HSBC BANK USA, NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Owner Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

  This is the Certificate referred to in the within-mentioned Trust Agreement.

HSBC BANK USA,  NATIONAL              OR  HSBC BANK USA, NATIONAL ASSOCIATION,
ASSOCIATION, not in its individual        not in its individual capacity but
capacity but solely as Owner Trustee      solely as Owner Trustee by
                                          [Authenticating Agent] as
                                          Authentication Agent


By:                                       By:
    ---------------------------------         ----------------------------------
Name:                                     Name:
      -------------------------------           --------------------------------
Title:                                    Title:
       ------------------------------            -------------------------------

                             REVERSE OF CERTIFICATE

     The Certificate does not represent an obligation of, or an interest in, the Depositor, the Servicer, GMAC LLC, General Motors Corporation, the Indenture Trustee, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables held by the Trust (and certain other amounts), all as more specifically set forth herein, in the Trust Agreement and in the other Basic Documents. A copy of each of the Trust Agreement and the other Basic Documents may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by the Certificateholder upon written request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholder under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of business on the preceding Distribution Date and the consent of the Certificateholder. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificate or the Notes.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the City of New York, accompanied by (i) a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, (ii) any certificate and/or Opinion of Counsel required by Sections 3.4(g) and (h) of the Trust Agreement, and (iii) if requested by the Depositor, the Undertaking Letter required by Section 3.4(f) of the Trust Agreement, and thereupon one new Certificate evidencing the same aggregate percentage interest in the Trust shall be issued to the designated transferee.

     The initial Certificate Registrar appointed under the Trust Agreement is HSBC Bank USA, New York, New York.

     The Certificate (other than the Certificate issued to the Depositor or its affiliates) is issuable only as a registered Certificate. As provided in the Trust Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same aggregate percentage interest, as requested by the Holder surrendering the same; provided, however, that the Certificate may not be subdivided upon transfer or exchange. No service charge shall be made for any such registration of transfer or exchange, but the Owner

Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the distribution to the Certificateholder of all amounts required to be paid to it pursuant to the Trust Agreement, the Trust Sale and Servicing Agreement and the Indenture Supplements and the disposition of all property held as part of the Trust.

                             CERTIFICATE OF TRANSFER

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE _________________________________________________________________
_____________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


                                        ---------------------------------------
                                                                               *
Dated:
       ---------------                  ---------------------------------------
                                        Signature Guaranteed:                  *

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT C

                                 INVESTOR LETTER

Wholesale Auto Receivables LLC
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

HSBC BANK USA, NATIONAL ASSOCIATION
c/o [Authenticating Agent]
[Authenticating Agent address]

Ladies and Gentlemen:

     In connection with our proposed purchase of a Certificate (the "Certificate"), representing a fractional undivided interest in the SWIFT Master Auto Receivables Trust, issued under a trust agreement, to be dated as of _______, 20__ (the "Trust Agreement"), between Wholesale Auto Receivables LLC, a Delaware limited liability company (the "Depositor") and HSBC Bank USA, National Association, as owner trustee, acting thereunder not in its individual capacity but solely as owner trustee of the Trust (the "Owner Trustee"), we confirm that:

          1. We understand that the Certificate has not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any jurisdiction and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that such Certificate (or an interest therein) may be resold, pledged or transferred only (i) to the Depositor, (ii) so long as such Certificate is eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom the transferor reasonably believes after due inquiry to be a "qualified institutional buyer" as defined in Rule 144A acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers") to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (iii) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case (A) the Owner Trustee shall require that both the prospective transferor and the prospective transferee certify to the Owner Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Owner Trustee and the Depositor, and (B) the Owner Trustee shall require a written opinion of counsel (which will not be at the expense of the Depositor or the Owner Trustee) satisfactory to the Depositor and the Owner Trustee to the effect that such transfer will not violate the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. We will notify any purchaser of the Certificate (or an interest therein) from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Certificate (or interest therein) by us that the Depositor and the Owner Trustee may request, and if so requested we will furnish, such certification and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions. We understand that no sale, pledge or other transfer may be made to any Person unless the Certificateholder provides to the Owner Trustee, the Indenture Trustee and the Depositor an opinion of independent counsel reasonably acceptable to the Depositor that such action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, and such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholder. We further understand that the Certificate may not be subdivided upon transfer or exchange. Any attempted transfer or subdivision in contravention of this restriction will be void ab initio and the purported transferor will continue to be treated as the owner of the Certificate for all purposes. We understand that no sale, pledge or other transfer of the Certificate may be made to (i) an "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to the provisions of Title I of ERISA, (ii) a plan described in
     Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity or
     (iv) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code (including, without limitation, foreign or governmental plans) if such sale, pledge or other transfer would result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to ERISA or
     Section 4975 of the Code.

          2. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        (Name of Purchaser)


                                        By:
                                            ------------------------------------

                                        Date:
                                              ----------------------------------


                                       11